Exhibit (d)(19)

SEVENTEENTH AMENDMENT TO SCHEDULE A TO THE EXPENSE LIMITATION AGREEMENT

Fund	Share Class	Operating Expense Limit (%)	Termination Date
Emerging Markets Fund	Class A	1.40%	August 31, 2023
	Class C	2.15%
	Class I	1.15%
	Class C	2.15%
	Class I	1.15%
Emerging Markets Great Consumer Fund	Class A	1.40%	August 31, 2023
	Class C	2.15%
	Class I	1.15%

Date: July 21, 2010

Amended: April 5, 2011

Amended: December 19, 2011

Amended: June 18, 2012

Amended: August, 28, 2013

Amended: June 16, 2014

Amended: June 22, 2015

Amended: September 22, 2015

Amended: June 20, 2016

Amended: June 19, 2017

Amended: September 26, 2017

Amended: June 18, 2018

Amended: December 19, 2018

Amended: March 26, 2019

Amended: March 9, 2020

Amended June 21, 2021

Amended June 16, 2022

IN WITNESS WHEREOF, the parties hereto cause this instrument to be executed as of the last amended date written above.

MIRAE ASSET DISCOVERY FUNDS		MIRAE ASSET GLOBAL INVESTMENTS (USA) LLC

By:	/s/ Robert Creamer	By:	/s/ Joon Hyuk Heo

Print Name:	Robert Creamer	Print Name:	Joon Hyuk Heo

Title:	Secretary	Title:	Chief Executive Officer

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